Exhibit 10.3
SECOND AMENDMENT to
THIRD AMENDED AND RESTATED
LIMITED LIABILITY COMPANY AGREEMENT
for
DISCOVERY PRODUCER SERVICES LLC
     This Second Amendment (“this Amendment”) to the Third Amended and Restated Limited Liability Company Agreement (the “Agreement”) of Discovery Producer Services LLC (the “Company”), is adopted, executed and agreed to by and among DCP Assets Holding, LP (“DCP Member”), a Delaware limited partnership and Williams Partners Operating LLC (“Williams Member”), a Delaware limited liability company, as all of the Members of the Company, pursuant to the authority granted in Section 11.2 of the Agreement. Capitalized terms used but not defined in this Amendment shall have the meaning assigned to such terms in the Agreement.
     WHEREAS, the Members entered into the Agreement on June 13, 2005, but effective as of the Effective Date;
     WHEREAS, Section 11.2 of the Agreement provides that the Agreement may be amended by an instrument in writing signed by all of the Members;
     WHEREAS, the Members deem it to be in the best interest of the Company to amend the definition of “Available Cash” in Section 1.2 and to amend Section 4.3 of the Agreement as provided in this Amendment.
     NOW, THEREFORE, the Agreement is hereby amended as follows:
1. The definition of “Available Cash” in Section 1.2 is hereby deleted in its entirety and restated to read as follows:
     “Available Cash” means, with respect to any Quarter ending prior to the dissolution or liquidation of the Company, and without duplication:
(a)	the sum of (i) all cash and cash equivalents of the Company on hand at the end of the month preceding the end of such Quarter and (ii) all additional cash and cash equivalents of the Company on hand on the date of determination of Available Cash with respect to such Quarter resulting from Working Capital Borrowings, less

(b)	the amount of any cash reserves that is necessary or appropriate in the reasonable discretion of the Management Committee to (i) provide for the proper conduct of the business of the Company (including reserves for future capital expenditures and for anticipated future credit needs of the Company) subsequent to such Quarter or (ii) comply with applicable Law or any loan agreement, security agreement, mortgage, debt instrument or other agreement or obligation to which the Company is a party or by which it is bound or its assets are subject.
Notwithstanding the foregoing, “Available Cash” with respect to the Quarter in which a liquidation or dissolution of the Company occurs and any subsequent Quarter shall equal zero.
2. Section 4.3 is hereby deleted in its entirety and restated to read as follows:
“Section 4.3 Distributions.
     By the end of each Quarter ending after the Effective Date an amount equal to 100% of Available Cash with respect to such Quarter shall, subject to Section 18-607 of the Delaware Act, be distributed in accordance with this Article 4 by the Company to the Members in accordance with their respective Percentage Interests; provided, no such distribution of Available Cash shall be made to Members until the Williams Member shall have been repaid in full the aggregate amount of any Working Capital Shortfall Advance made pursuant to Section 3.6(b).”
3. Except as hereby amended, the Agreement shall remain in full force and effect.
4. This Amendment shall be governed by and construed and enforced in accordance with the Laws of the State of Delaware as applied to contracts made and performed within the State of Delaware, without regard to principles of conflict of Laws.
5. If any of the provisions of this Amendment is held invalid or unenforceable, such invalidity or unenforceability shall not affect in any way the validity or enforceability of any other provision of this Amendment. In the event any provision is held invalid or unenforceable, the Members shall attempt to agree on a valid or enforceable provision which shall be a reasonable substitute for such invalid or unenforceable provision in light of the tenor of this Amendment and, on so agreeing, shall incorporate such substitute provision in this Amendment.
6. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the Members hereto have executed this Amendment effective as of May 1, 2009.

DCP ASSETS HOLDING, LP
By:	/s/ Greg K. Smith
	Name:	Greg K. Smith
	Title:	Vice President

WILLIAMS PARTNERS OPERATING LLC
By:	/s/ Kevin R. Rehm
	Name:	Kevin R. Rehm
	Title:	Member Representative

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